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                                                                  EXHIBIT 10.38

                     FIRST AMENDMENT TO FINANCING AGREEMENT


                  THIS FIRST AMENDMENT TO FINANCING AGREEMENT (this "Amendment"), made and entered into as of April 3, 1998, is by and between THE DELICIOUS FROOKIE COMPANY, INC., a Delaware corporation (the "Borrower"), and U.S. BANCORP REPUBLIC COMMERCIAL FINANCE, INC, fka REPUBLIC ACCEPTANCE CORPORATION, a Minnesota corporation (the "Lender").

                                    RECITALS

                  1. The Lender and the Borrower entered into a Financing Agreement dated as of November 27, 1996 (the "Financing Agreement"); and

                  2. The Borrower desires to amend certain provisions of the Agreement, and the Lender has agreed to make such amendments, subject to the terms and conditions set forth in this Amendment.

                                    AGREEMENT

                  NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby covenant and agree to be bound as follows:

                  Section 1. Capitalized Terms. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Financing Agreement, unless the context shall otherwise require.

                  Section 2. Amendments. The Financing Agreement is hereby amended as follows:

                  2.1. Section 1 of the Financing Agreement is amended in its entirety as follows:

                  A. The Loans. At our request, you in your sole discretion may lend to us, from time to time, amounts up to a maximum amount of Seven Million and No/100 Dollars ($7,000,000.00) in the aggregate consisting of separate loans ("Loans") comprised of advances from time to time of amounts equal to:

                           (i) eighty-five percent (85%) of the net amount of
                  accounts ("Accounts Loan") (other than accounts owing by WB Distributing Company) which are listed in current schedules provided by us and which are deemed eligible for advances by you in your sole judgement, or any greater or lesser percentage at your absolute discretion, provided that eligible accounts shall not include (a) accounts which are ninety (90) days past due, (b) any account if twenty-five percent (25%) or more of such account is ninety (90) days past due, (c) any and all accounts owing from employees or affiliates of us, (d) billed finance charges, (e) foreign accounts with prepaid inventory or other prepaid or deposit arrangements and (f) any other accounts deemed ineligible by you in your sole discretion;

                           (ii) fifty percent (50%) of the net amount of
                  accounts owing to us by WB Distributing Company (the "WB Accounts") which are listed in current schedules provided by us and which are deemed eligible for advances by you in your sole judgement, or any greater or lesser percentage at your absolute discretion
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                  (collectively, the "WB Accounts Loans" and, together with the
                  WB Settlement Advance, the "WB Loans"), provided that:

                                    (a) any WB Account deemed eligible by you in
                           your sole discretion shall be deemed eligible only for a period of forty-five (45) days after the date of the invoice relating to such WB Account, provided, however, that no more than three (3) time during the terms of the Loans, such forty-five (45) day period shall be extended for an additional five (5) days (each such period hereinafter referred to as an "Eligible Period") to allow WB Distributing Company to remit payment to us on such WB Account;

                                    (b) if any WB Account remains unpaid after
                           the expiration of the applicable Eligibility Period, then at your sole discretion all WB Accounts shall be deemed ineligible and the other WB Loans immediately shall be due and payable; and

                                    (c) the outstanding aggregate amount of the
                           WB Loans at any one time shall not exceed Six Hundred Fifty Thousand and No/100 Dollars ($650,000).

                           (iii) fifty-five percent (55%) of the net amount of
                  inventory (determined on lower of cost or market basis) which constitutes raw materials or finished goods and is listed in current schedules provided by us and deemed eligible for advances by you and up to thirty per cent (30%) of eligible packaging and display inventory which shall not exceed $150,000 in the aggregate (provided that we understand that no inventory which may constitute "perishable agricultural commodities" as defined at U.S.C. ss. 499a(b)(4) and the regulations promulgated thereunder, and all inventory, receivables and proceeds of such commodities shall be so eligible), or any greater or lesser percentage at your absolute discretion, but not in excess of Two Million Six Hundred Thousand and No/100 Dollars ($2,600,000.00) (the "Inventory Loan");

         provided that amounts advanced under these Loans may be repaid and reborrowed within the above limits or other limits you may set in your sole discretion so long as you have not demanded payment of outstanding amounts. For purposes of the Inventory Loan, advances shall be determined only on inventory (i) located at public warehouses and other similar locations for which we have supporting documentation necessary to insure lien rights in favor of you and (ii) which does not constitute shipping supplies or obsolete items of inventory in your absolute discretion (iii) which shall be subject to such other documentation and agreements as you shall request.


         2.3. Section 2 of the Financing Agreement is amended in its entirety as follows:

         A. Interest on Loans. We agree to pay interest on the net balance owed to you at the close of each day on all amounts outstanding under the Accounts Loan and the Inventory Loan at a rate per annum (computed on the basis of actual number of days elapsed and a year of 360 days) which is equal to the reference rate of interest publicly announced from time to time by U.S. Bank National Association in Minneapolis, Minnesota (the"Reference Rate"), plus one and one half percent (1.50%). All such interest

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on amounts outstanding under the Accounts Loan and the Inventory Loan shall be due and payable to you on the first business day of each month.

         B. Loan Fees. We agree to pay to you upon the execution of this Amendment to the Financing Agreement a fee in the amount of $35,000.00, and a like amount on each anniversary date of this Amendment thereafter provided however the fee for 1999 may be prorated and payable monthly to November 30, 1999 the date when we expect that all amounts due Lender hereunder will be paid from proceeds of an anticipated public offering.

         C. We agree that if we give notice to you of the termination of this Agreement under Section X hereof on or before August 31, 1998, we will pay to you at the time of such termination prepayment charge, as additional compensation for your costs of entering into this Agreement, in the amount of three percent (3%) of the loan facility; and if we give notice to you of the termination of this Agreement under Section X hereof at any time after August 31, 1998 we will pay to you at the time of such termination a prepayment charge, as additional compensation for your costs of entering into this Agreement, in the amount of two percent (2%) of the loan facility.

         Notwithstanding the foregoing, if the portion of the Loans so prepaid is refinanced by an affiliate of U.S. Bancorp no prepayment charge shall be due and payable as a result of such payment.

         D. (No change)

         E. Minimum Charge. We further agree to pay you a minimum interest charge ("Minimum Charge") of $12,500 per month for the availability of the Loans.

         F. (No change)

         2.4. All references in the Financing Agreement to personal guaranties or guaranties of the obligations of third parties to Republic of Borrowers obligations are deleted and such guaranties are released and terminated.

         Section 3. Effectiveness of Amendments. The amendments contained in this Amendment shall become effective upon delivery by the Borrower of, and compliance by the Borrower with, the following:

         3.1. This Amendment, duly executed by the Borrower.

         3.2. Subordination Agreements from Lawrence Polhill and American Pacific Professional Park LLC, Salerno Foods, L.L.C. and all other creditors that Republic may request in form and substance satisfactory to Republic.

         3.3 Collateral Assignment of Trademarks duly executed by the Borrower.

         3.4. A copy of the resolutions of the Board of Directors of the Borrower authorizing the execution, delivery and performance of this Amendment certified as true and accurate by its Secretary or Assistant Secretary, along with a certification by such Secretary or Assistant Secretary (i)certifying that there has been no amendment to the Articles of Incorporation or Bylaws of the Borrower since true and accurate copies of the

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same were delivered to the Lender with a certificate of the Secretary of the
Borrower dated November 27, 1996, and (ii) identifying each officer of the Borrower authorized to execute this Amendment and any other instrument or agreement executed by the Borrower in connection with this Amendment, and certifying as to specimens of such officer's signature and such officer's incumbency in such offices as such officer holds.

         3.5. Certified copies of all documents evidencing any necessary corporate action or consent with respect to this Amendment.

         3.6. A reaffirmation of Security Agreement in the form of Exhibit B attached to this Amendment, duly executed by the Borrower.

         3.7. The Borrower shall have paid all fees owed to Republic.

         3.8. The Borrower shall have provided evidence to Republic and its counsel that it has acquired certain assets of Salerno Foods, LLC.and that such assets constitute collateral for the obligations of Borrower in accordance with the terms of the Security Agreement.

         3.9. Republic shall have received a final field audit of Salerno Foods LLC prepared by Republics internal audit staff which shall contain information regarding assets of Salerno in form and substance satisfactory to Republic.

         3.10. The Borrower shall have satisfied such other conditions as specified by the Lender or counsel to the Lender, including payment of all unpaid legal fees and expenses incurred by the Lender through the date of this Amendment in connection with the Financing Agreement including legal fees and expenses not to exceed Ten Thousand and no/100 Dollars ($10,000.00) in connection with the execution and preparation of this Agreement.

                  Section 4. Representations; Acknowledgments. The Borrower hereby represents that on and as of the date hereof and after giving effect to this Amendment (a)all of the representations and warranties contained in the Financing Agreement, and in any and all other Loan Documents of the Borrower, are true, correct and complete in all respects as of the date hereof as though made on and as of such date, except for changes permitted by the terms of the Financing Agreement, and (b) the Borrower is in compliance with all covenants and agreements of the Borrower as set forth in the Financing Agreement and in any and all other Loan Documents of the Borrower. The Borrower represents and warrants that the Borrower has the power and legal right and authority to enter into this Amendment and has duly authorized as appropriate the execution and delivery of this Amendment and other agreements and documents executed and delivered by the Borrower in connection herewith or therewith by proper corporate action. The Borrower acknowledges and agrees that its obligations to the Lender under the Financing Agreement and exist and are owing without offset, defense or counterclaim assertable by the Borrower against the Lender. The Borrower further acknowledges and agrees that its obligations to the Lender under the Financing Agreement, as amended, constitute "Obligations" within the meaning of the Security Agreement and are secured by the Security Agreement, as amended.

                  Section 5. Affirmation, Further References. Except as expressly modified under this Amendment, all of the terms, conditions, provisions, agreements, requirements, promises, obligations, duties, covenants and representations of the Borrower under the Financing Agreement, the Security Agreement, and any and all other Loan Documents entered

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into with respect to the obligations under the Financing Agreement are incorporated herein by reference and are hereby ratified and affirmed in all respects by the Borrower. All references in the Financing Agreement to "this Agreement," "herein," "hereof," and similar references, and all references in the other Loan Documents to the "Agreement," shall be deemed to refer to the Agreement, as amended by this Amendment.

                  Section 6. Merger and Integration, Superseding Effect. This Amendment, from and after the date hereof, embodies the entire agreement and understanding between the parties hereto and supersedes and has merged into it all prior oral and written agreements on the same subjects by and between the parties hereto with the effect that this Amendment, shall control with respect to the specific subjects hereof and thereof.

                  Section 7. Severability. Whenever possible, each provision of this Amendment and any other statement, instrument or transaction contemplated hereby or thereby or relating hereto or thereto shall be interpreted in such manner as to be effective, valid and enforceable under the applicable law of any jurisdiction, but, if any provision of this Amendment or any other statement, instrument or transaction contemplated hereby or thereby or relating hereto or thereto shall be held to be prohibited, invalid or unenforceable under the applicable law, such provision shall be ineffective in such jurisdiction only to the extent of such prohibition, invalidity or unenforceability, without invalidating or rendering unenforceable the remainder of such provision or the remaining provisions of this Amendment or any other statement, instrument or transaction contemplated hereby or thereby or relating hereto or thereto in such jurisdiction, or affecting the effectiveness, validity or enforceability of such provision in any other jurisdiction.

                  Section 8. Successors. This Amendment shall be binding upon the Borrower and the Lender and their respective successors and assigns, and shall inure to the benefit of the Borrower and the Lender and the successors and assigns of the Lender.

                  Section 9. Legal Expenses. The Borrower agrees to reimburse the Lender, upon execution of this Amendment, for all reasonable out-of-pocket expenses (including attorneys' fees and legal expenses of Dorsey & Whitney, counsel for the Lender) incurred in connection with the Financing Agreement, including in connection with the negotiation, preparation and execution of this Amendment and all other documents negotiated, prepared and executed in connection with this Amendment (limited to $10,000.00 for only this Amendment), and in enforcing the obligations of the Borrower under the Financing Agreement, as amended by this Amendment, which obligations of the Borrower shall survive any termination of the Financing Agreement.

                  Section 10. Headings. The headings of various sections of this Amendment have been inserted for reference only and shall not be deemed to be a part of this Amendment.

                  Section 11. Counterparts. This Amendment may be executed in several counterparts as deemed necessary or convenient, each of which, when so executed, shall be deemed an original, provided that all such counterparts shall be regarded as one and the same document, and either party to this Amendment may execute any such agreement by executing a counterpart of such agreement.

                  Section 12. Governing Law. The Amendment Documents shall be governed by the internal laws of the State of Minnesota, without giving effect to conflict of law principles thereof.

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                  IN WITNESS WHEREOF, the parties hereto have caused this
Amendment to be executed as of the date and year first above written.


                                      THE DELICIOUS FROOKIE COMPANY, INC.,
                                      a Delaware Corporation


                                      By: /s/ MICHEAL KIRBY
                                          -------------------------------------

                                      Title: PRESIDENT
                                            -----------------------------------



                                      U.S. BANCORP REPUBLIC COMMERCIAL
                                      FINANCE, INC., fka REPUBLIC ACCEPTANCE
                                      CORPORATION, a Minnesota corporation

                                      By: /s/  BARRY DAVIS
                                          -------------------------------------

                                      Title: RELATIONS MANAGER
                                            -----------------------------------


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                                                                       EXHIBIT B



                       REAFFIRMATION OF SECURITY AGREEMENT


The undersigned, The Delicious Frookie Company, Inc., (the "Borrower") hereby reaffirms that (i) the Security Agreement made and given by the Borrower to Republic Acceptance Corporation (the "Lender"), dated as of November 27, 1996, (the "Security Agreement"), remains in full force and effect, and (ii) the security interests granted pursuant to the Security Agreement secure, among other things, the Borrower's obligations and duties under that certain Financing Agreement, as amended by the Amendment to Financing Agreement by and between the Borrower and the Lender dated as of even date hereof.

Dated as of: April 1, 1998


                                      The Delicious Frookie Company, Inc

                                      By:
                                          -------------------------------------

                                        Its:
                                            -----------------------------------


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